Exhibit 32.0

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT

The undersigned as Chief Executive Officer and Chief Financial Officer of the Company, does hereby certifty that the foregoing Quarterly Report of Scientific Industries, Inc. (the “Company”), on Form 10-Q for the period ended December 31, 2017:

1.
Fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 193;

2.
the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

3.
the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Scientific Industries, Inc.

Scientific Industries, Inc.

Date: February 14, 2018	By:	/s/ Helena R. Santos
Helena R. Santos
Chief Executive Officer and
Chief Financial Officer